SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

LEADIS TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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LEADIS TECHNOLOGY, INC.

Sunnyvale Business Park

800 W. California Avenue, Suite 200

Sunnyvale, CA 94086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 24, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Leadis Technology, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, May 24, 2005 at 2:00 p.m. local time at the Company’s offices located at Sunnyvale Business Park, 800 W. California Avenue, Suite 200, Sunnyvale, CA 94086 for the following purposes:

1.	To elect 2 directors to hold office until the 2008 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 8, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Victor K. Lee
Victor K. Lee Secretary

Sunnyvale, California

April 29, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

LEADIS TECHNOLOGY, INC.

Sunnyvale Business Park

800 W. California Avenue, Suite 200

Sunnyvale, California 94086

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

May 24, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Leadis Technology, Inc. (sometimes referred to as the “Company” or “Leadis”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 29, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 8, 2005 will be entitled to vote at the annual meeting. On this record date, there were 28,166,627 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 8, 2005 your shares were registered directly in your name with Leadis’ transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 8, 2005 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote at the annual meeting:

•	Election of two directors; and

•	Ratification of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Leadis. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 8, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.    You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 800 W. California Avenue, Suite 200, Sunnyvale, California 94086.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, stockholder proposals must be submitted in writing by December 20, 2005 to the Secretary of the Company at 800 W. California Avenue, Suite 200, Sunnyvale, California 94086. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by delivering the written notice to the Secretary of the Company at the principal executive offices of the Corporation not later than the close of business on February 23, 2006 nor earlier than the close of business on January 24, 2006. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 ratifying the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005 must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 28,166,627 shares outstanding and entitled to vote. Thus 14,083,314 shares must be represented by stockholders present at the meeting or by proxy to have a quorum for the meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

Leadis’ Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board of Directors presently has six members. There are two directors in the class whose term of office expires in 2005, Dr. James Plummer and Mr. Lip-Bu Tan. Both Dr. Plummer and Mr. Tan are currently directors of the Company and were previously appointed by the Board of Directors. If elected at the annual meeting, Dr. Plummer and Mr. Tan each would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until the earlier of his death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. On June 16, 2004, we commenced our initial public offering and previously have not held an annual meeting of stockholders.

Following is a brief biography for Dr. Plummer and Mr. Tan and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING

James Plummer, Ph. D.

James Plummer, age 60, has been a member of our Board of Directors since January 2001. Dr. Plummer has been Dean of the School of Engineering at Stanford University since September 1999 and a Professor of Electrical Engineering at Stanford University since 1978. Dr. Plummer is a member of the board of directors of International Rectifier Corporation, a semiconductor manufacturer. He also serves on the technical advisory boards of several semiconductor companies. Dr. Plummer holds a B.S. in Electrical Engineering from the University of California, Los Angeles, and an M.S. in Electrical Engineering and a Ph.D. in Electrical Engineering from Stanford University.

Lip-Bu Tan

Lip-Bu Tan, age 45, has been a member of our Board of Directors since August 2002. In 1987, Mr. Tan founded Walden International, a venture capital firm, and has been Chairman of Walden International since that time. Mr. Tan currently serves on the board of directors of Cadence Design Systems, Inc., a semiconductor design tool developer, Centillium Communications, Inc., a semiconductor company, Creative Technology Ltd., a provider of digital entertainment products, Flextronics International Ltd., an electronics manufacturing company, Integrated Silicon Solution Inc., a semiconductor manufacturer, SINA Corporation, an Internet portal network company, and Semiconductor Manufacturing International Corporation, a semiconductor foundry company, as well as a number of private companies. Mr. Tan holds a B.S. from Nanyang University in Singapore, an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology, and an M.B.A. from the University of San Francisco.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

Arati Prabhakar, Ph. D.

Arati Prabhakar, age 46, has been a member of our Board of Directors since August 2002. Since February 2001, Dr. Prabhakar has been affiliated with U.S. Venture Partners, a Menlo Park, CA based venture capital firm, initially as a venture partner and as a partner since November 2004. From October 1998 to April 2000, Dr. Prabhakar was Vice President and then President at Interval Research Corporation, an information technology research organization. From May 1997 to June 1998, Dr. Prabhakar was Senior Vice President and Chief Technology Officer at Raychem Corporation, a manufacturer of components and now a division of Tyco Electronics. In 1993, President Clinton appointed Dr. Prabhakar as Director of the National Institute of Standards and Technology, where she served until 1997. She previously managed microelectronics programs at the Defense Advanced Research Projects Agency. Dr. Prabhakar holds a B.S. in Electrical Engineering from Texas Tech University, and an M.S. in Electrical Engineering and a Ph.D. in Applied Physics from the California Institute of Technology.

Ken Lee, Ph. D.

Keunmyung (“Ken”) Lee, age 47, joined Leadis in August 2000 as our Chief Technology Officer. He has been a member of our Board of Directors since August 2002 and has been our Executive Vice President since January 2004 and our Chief Operating Officer since April 2005. From 1985 until joining Leadis, Dr. Lee held various positions at Hewlett-Packard Company, a technology, personal computing and service company, including principal project engineer and manager. From 1994 through 1999, Dr. Lee served on the technical committee of the Institute of Electrical and Electronics Engineers, Inc., Conference on Electrical Performance of Electronics Packages. Dr. Lee holds a B.S. in Electronics Engineering from Seoul National University, and an M.S. and a Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

Steve Ahn, Ph. D.

Sung Tae (“Steve”) Ahn, age 50, founded Leadis in May 2000 and has been our President, Chief Executive Officer and a member of our Board of Directors since our formation. From 1992 until founding Leadis, Dr. Ahn held several positions at Samsung Electronics Co., Ltd., a major electronics company, including General Manager of the LCD driver business, Director of the non-volatile memory division and Senior Manager of the process technology team. From 1989 to 1992, Dr. Ahn was a research engineer at Sharp Corporation, a major electronics company. From 1988 to 1989, Dr. Ahn was a member of the research staff at National Semiconductor Inc., a semiconductor manufacturer. Dr. Ahn holds a B.S. in Metallurgical Engineering from Seoul National University, an M.S. in Materials Science from Korea Advanced Institute of Science and Technology, and an M.S. in Electrical Engineering and a Ph.D. in Materials Science and Engineering from Stanford University.

Kenneth Goldman

Kenneth Goldman, age 55, has been a member of our Board of Directors since January 2004. Since August 2000, Mr. Goldman has served as Senior Vice President, Finance and Administration and Chief Financial Officer at Siebel Systems, Inc., a software company. From July 1996 to July 2000, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Excite@Home, Inc., an Internet service provider. From 1992 to 1996, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Sybase, Inc., a software company. From December 1999 to December 2003, Mr. Goldman served as an advisory council member of the Financial Accounting Standards Board Advisory Council. Mr. Goldman currently serves on the board of directors of Juniper Networks, Inc., a networking equipment company. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Ahn, the Chief Executive Officer of the Company, and Dr. Lee, the Chief Operating Officer of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

In March 2004, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.

As required under applicable Nasdaq listing standards, in fiscal 2004 the Company’s independent directors met three times in regularly scheduled executive sessions at which only independent directors were present. Mr. Tan has been appointed lead independent director and presides over the executive sessions of the independent directors. Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Leadis Technology, Inc. at 800 W. California Avenue, Suite 200, Sunnyvale, California 94086. These communications will be reviewed by the Company’s counsel or corporate secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Only independent Board members currently preside on these committees. The following table provides membership information for each of the Board committees:

Name	Audit		Compensation		Governance and Nominating
Steve Ahn
Kenneth Goldman	X	*	X
Ken Lee
James Plummer	X				X
Arati Prabhakar	X		X	*	X
Lip-Bu Tan			X		X	*

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Three directors comprise the Audit Committee: Mr. Goldman, Dr. Plummer and Dr. Prabhakar. The Audit Committee met eight times during the 2004 fiscal year. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Goldman qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Goldman’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, and other similar programs. The Company also has a Non-Officer Stock Option Committee that may award stock options to new employees who are not officers, subject to guidelines approved by the Board. Three directors comprise the Compensation Committee: Dr. Plummer, Dr. Prabhakar and Mr. Tan. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met once during the 2004 fiscal year.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election as directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and overseeing all aspects of the Company’s corporate governance functions on behalf of the Board. The charter for our Nominating and Corporate Governance Committee can be found on the investor relations portion of our corporate website at

www.leadis.com. Three directors comprise the Nominating and Corporate Governance Committee: Mr. Goldman, Dr. Prabhakar and Mr. Tan. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during the 2004 fiscal year.

The Nominating and Corporate Governance Committee has not established any specific minimum qualifications that must be satisfied by a candidate for a position on the Board. The Nominating and Corporate Governance Committee intends to consider all of the relevant qualifications of candidates for director, including such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, the ability to read and understand basic financial statements and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. At this time, the Nominating and Corporate Governance Committee does not believe that the establishment of stated, specific minimum qualifications for director candidates is necessary or appropriate. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 800 W. California Avenue, Suite 200, Sunnyvale, California 94086 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 12 times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Nominating and Corporate Governance Committee will consider, from time to time, the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website located at www.leadis.com.

CODE OF ETHICS

The Company has adopted the Leadis Technology, Inc. Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available on the investor relations portion of our corporate website at www.leadis.com. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. To date, there have not been any amendments or waivers to the Code.

REPORT OF THE AUDIT COMMITTEE1

The ultimate responsibility for good corporate governance rests with the Board of Directors, whose primary roles are oversight, counseling and direction to Leadis’ management in the best long-term interests of the corporation and its stockholders. The Board’s Audit Committee (the “Audit Committee”) has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company’s annual financial statements.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Leadis’ financial reporting, internal controls and audit functions. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. Management is responsible for the preparation, presentation and integrity of Leadis’ financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP, Leadis’ independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Auditing Oversight Board. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace Leadis’ independent auditors.

Among other matters, the Audit Committee monitors the activities and performance of Leadis’ independent auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. Leadis’ independent auditors have provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent auditors and management that firm’s independence.

The Audit Committee has an annual agenda that includes reviewing Leadis’ financial statements, internal controls and audit matters. The Audit Committee meets each quarter with management and the independent auditors to review interim financial results before the publication of earnings releases, discuss the results of examinations by the internal and independent auditors, and discuss various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditors.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2004 with management and PricewaterhouseCoopers; management represented to the Audit Committee that Leadis’ consolidated financial statements were prepared in accordance with generally accepted accounting principles; and PricewaterhouseCoopers represented that their presentations included the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Leadis’ accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Leadis’ financial statements. In reliance on these views and discussions, and the report of PricewaterhouseCoopers, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Leadis’ Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee has selected, subject to stockholder ratification, PricewaterhouseCoopers as Leadis’ independent registered public accounting firm for the fiscal year ending December 31, 2005.

AUDIT COMMITTEE:

Kenneth Goldman, Chair

James Plummer

Arati Prabhakar

[1]	Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers has audited the Company’s financial statements since the Company’s inception in May 2000. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm to serve as the Company’s independent registered public accounting firm for the 2005 fiscal year. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2003 and 2004, by PricewaterhouseCoopers, the Company’s principal accountant.

	Fiscal Year Ended December 31
	2004	2003
Audit Fees	$656,565	$156,045
Audit-related Fees	—	—
Tax Fees	18,000	41,000
All Other Fees	—	—

Total Fees	$674,565	$197,045

The Audit fees were for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements and, for the year ended December 31, 2004, include $388,700 of fees related to our registration statement on Form S-1 and other documents filed with the SEC in connection with our initial public offering in June 2004.

Tax fees for the years ended December 31, 2004 and 2003 were for assistance with the preparation of our tax returns and for tax consulting services.

All fees described above were approved by the Audit Committee. The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers is compatible with maintaining the principal accountant’s independence.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (%)
Directors and Executive Officers

Steve Ahn (2)	4,077,000	14.3

Ken Lee (3)	1,411,666	5.0

Victor Lee (4)	383,364	1.4

Daniel Hauck (5)	149,524	*

Kenneth Goldman (6)	53,645	*

James Plummer (7)	126,457	*

Arati Prabhakar (8)	9,478	*

Lip-Bu Tan (9)	4,125,105	14.6

All executive officers and directors as a group (8 persons) (10)	10,336,239	35.8

5% Stockholders

Entities affiliated with U.S. Venture Partners (11) 2735 Sand Hill Road Menlo Park, CA 94025	4,103,365	14.6

Entities affiliated with Walden International One California Street, 28th Floor San Francisco, CA 94111	4,088,587	14.5

Jihee Kim 65 Ave. Paul Doumer 75016 Paris France	1,798,125	6.4

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 28,157,627 shares outstanding on March 15, 2005, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed is c/o Leadis Technology, Inc., 800 W. California Avenue, Suite 200, Sunnyvale, California 94086.
(2)	Includes 300,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 15, 2005, of which 193,750 shares are subject to monthly vesting through December 2007.
(3)	Includes 300,000 shares held by Keunmyung Lee and Buyong Lee, or successors in trust, under the Edina Yerim-Holly Trust dated 11/26/03 (the “Yerim-Holly Trust”), of which Ken Lee is a co-trustee and 900,000 shares held by Keunmyung Lee and Buyong Lee, Trustees, Keunmyung Lee and Buyong Lee Living Trust dated 11/2/00. Ken Lee disclaims beneficial ownership of the shares held by the Yerim-Holly Trust except to the extent of his pecuniary interest therein. Also includes 211,666 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 15, 2005, subject to monthly vesting through March 2009.

(4)	Includes 142,969 shares that are subject to a right of repurchase in favor of the Company. Also includes 1,458 shares issuable upon exercise of an outstanding stock option exercisable within 60 days of March 15, 2005, subject to monthly vesting through March 2009.
(5)	Includes 60,937 shares that are subject to a right of repurchase in favor of the Company and 38,020 shares issuable upon exercise of outstanding options exercisable within 60 days of March 15, 2005, subject to monthly vesting through March 2009.
(6)	Includes 35,000 shares that are subject to a right of repurchase in favor of the Company and 1,145 shares issuable upon exercise of an outstanding option exercisable within 60 days of March 15, 2005.
(7)	Includes 126,457 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 15, 2005, subject to monthly vesting through May 2008.
(8)	Includes 9,478 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 15, 2005, subject to monthly vesting through May 2008.
(9)	Includes shares owned by the following entities:

•	3,840,266 shares held by Pacven Walden Ventures V, L.P.;

•	9,416 shares held by Pacven Walden Ventures V Associates Fund, L.P.;

•	88,498 shares held by Pacven Walden Ventures Parallel V-A C.V.;

•	88,498 shares held by Pacven Walden Ventures Parallel V-B C.V.;

•	61,909 shares held by Pacven Walden Ventures V-QP Associates Fund, L.P; and

•	21,040 shares held by Lip-Bu Tan & Ysa Loo, TTEES, FBO Lip-Bu Tan & Ysa Loo.

Lip-Bu Tan is the sole director of Pacven Walden Management V, Co., Ltd., which is the general partner of each of the above-named entities. Lip-Bu Tan shares voting and investment power with respect to the shares held by the entities described above with the other members of the Investment Committee of Pacven Walden Management Co., Ltd. which is the sole voting shareholder of Pacven Walden Management V, Co., Ltd. The other members of the Investment Committee are Nancy Lee, Andrew Kau, and Tzu-Hwa Hsu. Each member of the Investment Committee disclaims beneficial ownership of the shares in which he or she has no pecuniary interest.

Also includes 6,000 shares held by Mr. Tan’s minor children and 9,478 shares issuable upon exercise of outstanding stock options held by Mr. Tan exercisable within 60 days of March 15, 2005, subject to monthly vesting through May 2008.

(10)	Includes 697,702 shares issuable upon exercise of stock options held by all executive officers and directors currently exercisable or exercisable within 60 days of March 15, 2005, subject to vesting as set forth above. See footnotes (2) through (9) above.
(11)	Includes shares owned by the following entities:

•	4,001,876 shares held by U.S. Venture Partners VIII, L.P.;

•	46,860 shares held by USVP Entrepreneur Partners VIII-A, L.P.;

•	25,141 shares held by USVP Entrepreneur Partners VIII-B, L.P.; and

•	29,488 shares held by USVP VIII Affiliates Fund, L.P.

Arati Prabhakar is a venture partner of Presidio Management Group VIII, L.L.C., which is the general partner of each of the above-named entities. As a venture partner, Dr. Prabhakar assists Presidio Management Group VIII, L.L.C. in evaluating potential investment opportunities and advising portfolio companies on business matters. Dr. Prabhakar has no voting or investment power with respect to the shares held by the entities described above. Dr. Prabhakar disclaims beneficial ownership of any of these shares. The natural persons with voting and investment power with respect to these shares are Irwin Federman, Winston Fu, Steven M. Krausz, David Liddle, Stuart G. Phillips, Jonathan D. Root, Christopher J. Rust, Timothy Connors, and Philip M. Young, each of whom disclaims beneficial ownership of the shares as to which he or she has no pecuniary interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

COMPENSATION OF DIRECTORS

Each non-employee director of the Company receives a quarterly retainer of $6,250 (plus $1,250 for serving as chairman of the Audit Committee and $625 for serving as chairman of other committees). In the fiscal year ended December 31, 2004, the total compensation paid to non-employee directors was $32,083.35. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Each non-employee director of the Company also receives stock option grants under the Company’s 2004 Non-Employee Directors’ Stock Option Plan (which shall be referred to as the “Directors’ Plan”). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986. Prior to the Company’s initial public offering in June 2004, non-employee directors of the Company were also granted options under the Company’s 2004 Equity Incentive Plan and the Company’s 2000 Stock Incentive Plan.

Option grants under the Directors’ Plan are non-discretionary. On the day following each annual meeting of stockholders, commencing with the 2005 Annual Meeting, each person who is then a Non-Employee Director automatically shall be granted an annual grant to purchase ten thousand (10,000) shares of Common Stock; provided, however, that the first Annual Grant to any Non-Employee Director under the Directors’ Plan shall be increased or decreased to a number calculated by multiplying (x) a fraction, the numerator of which shall be the full number of months since the date such Non-Employee Director last received any option grant under any Company stock option plan and the denominator of which shall be 12, by (y) 10,000. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant.

During the last fiscal year, the Company granted options covering an aggregate of 107,500 shares to non-employee directors of the Company, at exercise prices per share ranging from $4.50 to $14.00 per share, the fair market value of such common stock on the date of grant. As of March 15, 2005, no options had been exercised under the Directors’ Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2003 and 2004, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Steve Ahn, President and Chief Executive Officer	2003 2004	218,942 250,000	158,000 92,500	29,445 25,062	— —	300,000 —	— —

Ken Lee, Executive Vice President and Chief Operating Officer	2003 2004	211,365 230,000	202,996 75,000	— —	— —	60,000 —	— 90

Victor Lee, Chief Financial Officer and Secretary	2003 2004	171,711 200,000	43,002 50,000	— —	— —	37,500 —	— 90

Daniel Hauck, Vice President of Worldwide Sales	2003 2004	— 193,205	— 75,000	— —	— —	— 146,249	— 90

1	Represents payments made by Company for meal allowance, in accordance with our standard benefits for employees in Korea, and the use of a company-owned car, as well as amounts paid to maintain an apartment in California.
2	Represents term life insurance premiums.

Stock Option Grants And Exercises

The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Steve Ahn	0	—	—	—	—	—
Ken Lee	0	—	—	—	—	—
Victor Lee	0	—	—	—	—	—
Daniel Hauck	146,249	13.45%	$0.50	1/13/14	3,262,014	5,237,527

The stock option granted to Mr. Hauck in 2004 vests as to 1/4 of the shares subject to the option on the one-year anniversary of the grant date with the remaining shares vesting monthly over the next 36 months. The option has a ten-year term, but is subject to earlier termination if Mr. Hauck’s services with us cease. Under certain circumstances in connection with a change of control, the vesting of the option grant may accelerate and become immediately exercisable. The exercise price of Mr. Hauck’s option grant was equal to the fair market value of common stock on the date of grant, as determined by our Board of Directors. Because there was no public market for our common stock at the time the option was granted, the Board of Directors determined the fair market value of our common stock by considering a number of factors, including, but not limited to, previous valuations, status of product development, our financial condition, the absence of a public market for our common stock, and prospects for future growth.

The percentage of total options was calculated based on options to purchase an aggregate of 1,087,100 shares of common stock granted to employees in 2004.

The potential realizable value was calculated based on the ten-year term of the options and assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration dates based on the fair value of the common stock on the date of grant. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of our future stock price.

AGGREGATED OPTION EXERCISES DURING 2004 AND OPTION VALUES AT DECEMBER 31, 2004

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/04 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 12/31/04 ($) Exercisable/ Unexercisable
Steve Ahn	0	—	300,000/0	3,085,000
Ken Lee	0	—	210,000/0	2,180,520
Victor Lee	0	—	—	—
Daniel Hauck	109,687	1,480,775	36,562/0	371,104

Amounts presented under the captions “Value Realized” and “Value of Unexercised In-the-Money Options at December 31, 2004” are based on our initial public offering price of our common stock of $14.00 per share minus the exercise price of the stock option, multiplied by the number of shares subject to the stock option, without taking into account any taxes that may be payable in connection with the transaction. Our 2004 Equity Incentive Plan allows for the early exercise of the options granted. All options exercised early are subject to repurchase by us at the original exercise price. The repurchase right lapses over the vesting period of the option grant.

Equity Compensation Plan Information

Leadis Technology has four stockholder-approved equity compensation plans: the 2000 Stock Incentive Plan, the 2004 Equity Incentive Plan, the 2004 Non-Employee Directors’ Stock Option Plan, and the 2004 Employee Stock Purchase Plan.

2000 Stock Incentive Plan

Our Board of Directors adopted our 2000 Stock Incentive Plan (the “2000 Plan”) in June 2000 and our stockholders approved it in August 2000. The 2000 Plan terminates on the earlier of (i) August 28, 2010 or (ii) the date on which all shares available under the 2000 Plan have been issued. The 2000 Plan provides for the grant of incentive stock options, as defined under section 422 of the Internal Revenue Code of 1986, nonstatutory stock options, and restricted stock awards. Incentive stock options may be granted to employees, including officers. All other awards may be granted to employees, including officers, non-employee directors and consultants.

An aggregate of 1,516,001 shares of our common stock are reserved for issuance under the 2000 Plan. As of March 15, 2005, options to purchase a total of 1,223,751 shares were outstanding under the 2000 Plan. There are no shares available for issuance under the 2000 Plan. Shares subject to options under the 2000 Plan that expire or otherwise terminate without having been exercised in full do not become available for the grant of awards under the 2000 Plan. Similarly, unvested shares issued under the 2000 Plan that are subsequently repurchased by us do not become available for the grant of awards under the 2000 Plan.

The maximum option term is 10 years. The Board of Directors may provide for exercise periods of any length in individual option grants, subject to limitations. Generally, an option terminates thirty days after the optionholder’s service to the Company terminates. If the termination is due to the optionholder’s death, the exercise period generally is extended to 12 months following death. Upon a change of control of, the surviving entity will either assume or substitute outstanding awards under the 2000 Plan. Otherwise, the vesting and exercisability of such stock options and other stock awards will expire on the closing of the change of control as determined by the Board of Directors.

2004 Equity Incentive Plan

Our Board of Directors adopted our 2004 Equity Incentive Plan (the “2004 Plan”) in March 2004, and our stockholders approved it in April 2004. The 2004 Plan is an amendment and restatement of our 2002 Equity Incentive Plan. Options granted under the 2002 Equity Incentive Plan prior to its amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and the terms of the 2002 Equity Incentive Plan. The 2004 Plan will terminate on March 15, 2014, unless sooner terminated by the Board of Directors. The 2004 Plan provides for the grant of incentive stock options, as defined under section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock rights and other forms of equity compensation, which may be granted to employees, including officers, directors and consultants of ours and our subsidiaries.

On December 31 of each year, from 2004 until 2013, the number of shares of common stock reserved for issuance under the 2004 Plan automatically increases by 5% of the number of fully-diluted shares of common stock outstanding on such date. However, the board of directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased on such dates. As of March 15, 2005, there were 7,566,274 shares reserved for issuance under the 2004 Plan, of which 3,159,374 shares were subject to outstanding options and 3,840,194 shares remained available for future issuance.

Stock options granted under the 2004 Plan have a term of up to ten years, as determined by the Board of Directors. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any affiliate or ours, ceases due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options up to 12 months in the event of disability, or 18 months in the event of death, after the date such service relationship ends. If an optionee’s relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionee may exercise any vested options up to three months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination. For options granted under the 2002 Equity Incentive Plan prior to its amendment and restatement, options are exercisable as set forth above, but generally are not exercisable after 12 months in the event of death.

In the event of specified corporate transactions, all outstanding options and stock appreciation rights under the 2004 Plan either will be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute such awards, the vesting provisions of such equity awards will be accelerated and such equity awards will be terminated if not exercised prior to the effective date of the corporate transaction; however, options granted under the 2002 Equity Incentive Plan prior to its amendment and restatement do not provide for acceleration of vesting on a change in control if the surviving or acquiring entity does not assume, continue or substitute such awards.

2004 Non-Employee Directors’ Stock Option Plan

Our Board of Directors adopted our 2004 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) in March 2004 and our stockholders approved it in April 2004. The Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of common stock to our non-employee directors. The exercise price of such options granted will be equal to the fair market value of the common stock on the date of grant and have a maximum option term of 10 years. An optionholder whose service relationship with us or any of our affiliates ceases for any reason may exercise vested options for the term provided in the option agreement, three months generally, 12 months in the event of disability and 18 months in the event of death.

Pursuant to the terms of the Directors’ Plan, any individual who becomes a non-employee director will automatically be granted an option to purchase 40,000 shares of common stock, the initial grant, upon being elected or appointed to the Board of Directors. Any person who is a non-employee director on the day of each of the annual meetings of our stockholders beginning with our annual meeting in 2005, will automatically be granted an option to purchase 10,000 shares of common stock, subject to decrease for less than a full year of service as a director. Such grants vest in 12 equal monthly installments over one year from the grant date. Initial grants vest in 48 equal monthly installments over four years.

The aggregate number of shares of common stock that may be issued pursuant to options granted under the Directors’ Plan is 400,000 shares, which amount will be increased annually on December 31, from 2004 until 2013, by the number of shares of common stock subject to options granted during the prior calendar year. However, the Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased. As of March 15, 2005, options to purchase an aggregate of 20,000 shares of common stock were outstanding under the Directors’ Plan. No shares have been purchased under the Directors’ Plan.

In the event of certain corporate transactions, all outstanding options under the Directors’ Plan will be assumed, continued or substituted for by any surviving entity. Otherwise, the vesting and exercisability of such stock options and other stock awards will accelerate in full and such options will be terminated if not exercised prior to the effective date of such corporate transaction. Following specified change in control transactions, the vesting and exercisability of outstanding options under the Directors’ Plan granted to non-employee directors whose service has not terminated prior to such change in control, other than as a condition of such change in control, shall be accelerated in full.

2004 Employee Stock Purchase Plan

Our Board of Directors adopted our 2004 Employee Stock Purchase Plan (the “Employee Purchase Plan”) in March 2004 and our stockholders approved it in April 2004. Under the Employee Purchase Plan eligible employees can have up to 20% of their earnings withheld to be used to purchase shares of common stock on specified dates determined by the Board of Directors. The price of common stock purchased under the Employee Purchase Plan will be equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the specified purchase date. The Board of Directors may specify an offering period of up to 27 months.

The Employee Purchase Plan provides for the issuance of shares of common stock pursuant to purchase rights granted to employees. At the time it was adopted by the Board of Directors, 500,000 shares were reserved for issuance under the Employee Purchase Plan. On December 31 of each year, from 2004 through 2013, the number of shares reserved for issuance under the Employee Purchase Plan automatically increases by 1.5% of the fully-diluted number of shares of common stock outstanding on that date, or such lesser amount as the Board of Directors may determine. As of March 15, 2005, 48,130 shares have been purchased under the Employee Purchase Plan and 921,752 shares remained available for future purchase.

Aggregate Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2004.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders (1)	3,892,018	$1.65	4,826,162
Equity compensation plans not approved by security holders	—	—	—

Total	3,892,018	$1.65	4,826,162

(1)	The plans included in this row include our 2000 Stock Incentive Plan, 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan and 2004 Employee Stock Purchase Plan.
(2)	Represents the weighted average exercise price of outstanding stock options only.

Employment, Severance and Change of Control Agreements

Under Steve Ahn’s employment agreement, if his employment is terminated by us without cause on or before August 2006, we would be obligated to pay severance equal to six months of salary and continued medical benefits for six months, and Dr. Ahn would be entitled to six months of accelerated vesting of his outstanding options and unvested stock holdings. If Dr. Ahn’s employment is terminated following a change of control, he will receive accelerated vesting of his outstanding options and unvested stock holdings equal to the greater of: (i) six months of vesting; or (ii) 50% of the then-unvested options and shares.

Under Ken Lee’s employment agreement, if his employment is terminated by us without cause on or before August 2006, we would be obligated to pay severance equal to six months of salary and continued medical benefits for six months, and Dr. Lee would be entitled to six months of accelerated vesting of his outstanding options and unvested stock holdings. If Dr. Lee’s employment is terminated following a change of control, he will receive accelerated vesting of his outstanding options or unvested stock holdings equal to the greater of: (i) six months of vesting; or (ii) 50% of the then-unvested options and shares.

Under Victor Lee’s employment agreement, if his employment is terminated by us without cause at any time, we would be obligated to pay severance equal to three months of salary and continued medical benefits for three months, and Mr. Lee would be entitled to three months of accelerated vesting of his outstanding options and unvested stock holdings. If Mr. Lee’s employment is terminated following a change of control, he will receive severance payments equal to six months of salary and two years of vesting of his then-unvested options and shares.

Under Daniel Hauck’s employment agreement, if his employment is terminated by us without cause at any time, we would be obligated to pay severance equal to three months of salary and continued medical benefits for three months, and Mr. Hauck would be entitled to three months of accelerated vesting of his outstanding options and unvested stock holdings. If Mr. Hauck’s employment is terminated following a change of control, he will receive severance payments equal to six months of salary and two years of vesting of his then-unvested options and shares.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION(1)

The Compensation Committee of the Board of Directors (the “Committee”) is composed exclusively of non-employee, independent directors. The Committee reviews the compensation program for the Chief Executive Officer and other members of senior management, including the executive officers listed on the Summary Compensation Table appearing on page 17 (the “named executives”), and determines and administers their compensation. In the case of the Chief Executive Officer, the compensation determination made by the Committee is also subject to approval by the entire Board.

Overview

The Compensation Committee was formally established just prior to the Company’s registration for its initial public offering in March 2004. Prior to that time, the Company’s non-employee directors reviewed and approved executive compensation. Compensation for 2004 was determined in late 2003. Beginning in 2005, the Committee has engaged an outside compensation consultant to assist the Committee on an on-going basis. In the first quarter of 2005, the Committee established more formal processes and is conducting a complete review of executive base salaries, bonuses, and equity compensation.

Compensation Philosophy

The Committee’s philosophy is to provide a compensation package that attracts and retains executive talent and delivers higher rewards for superior performance and consequences for underperformance. It is also the Committee’s practice to provide a balanced mix of cash and equity-based compensation that the Committee believes appropriate to align the short- and long-term interests of Leadis’ executives with that of its stockholders and to encourage executives to act as equity owners of Leadis.

The Committee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities, and the potential for long-term rewards under Leadis’ stock option program. It is the Committee’s practice to provide incentives that promote both the short- and long-term financial objectives of Leadis. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term equity-based incentive grants encourage executives to focus on Leadis’ long-term goals as well. These incentives are based on financial objectives of importance to Leadis, including revenue, profitability, revenue and earnings growth, and creation of stockholder value, among others. They are also based in part on objectives that are key to the Company’s future success, such as customer diversification, the expansion of the product portfolio, hiring and other objectives. Leadis’ compensation program also accounts for individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation. Leadis’ compensation practices reflect the Committee’s pay-for-performance philosophy, whereby a significant portion of executive compensation is at risk and tied to both individual and company performance.

Elements of Executive Compensation

Annual compensation for our executive officers generally consists of three elements: base salary, performance-based incentive awards and stock options.

(1)	This section is not “soliciting material,” and is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Base Salary

The Committee annually reviews and determines the base salaries of the Chief Executive Officer and other members of senior management, with its determination with respect to the Chief Executive Officer being subject to approval by the entire Board. In setting salaries, the first element of the executive compensation program, the Committee does not use a predetermined formula. Instead, the salaries of executive officers are principally based on the Committee’s evaluation of individual job performance, an assessment of the Company’s performance, and consideration of salaries paid by similar companies to executive officers holding similar positions. The 2004 salaries of the named executives are shown in the “Salary” column of the Summary Compensation Table.

Performance-Based Incentive Awards

Annual performance incentives are tied to Leadis’ overall performance, as well as the performance of each executive and of his area of responsibility. The Committee relies heavily, but not exclusively, on the criteria mentioned. The Committee does not use any fixed formula in determining incentive awards. Instead it exercises discretion in light of these measures and in view of its compensation objectives to determine overall funding and individual incentive award amounts. Performance incentives awarded to the named executives for the 2004 fiscal year are shown in the “Bonus” column of the Summary Compensation Table.

Stock Options

Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The Company’s stock option program is designed to promote the identity of long-term interests between our employees and the Company’s stockholders, and assist in the retention of executive officers. The Committee believes that stock options create incentives for executive officers to contribute to the long term success of the entire organization through the ownership of equity.

The size of individual stock option grants is generally intended to reflect the executive officer’s position with the Company and his contributions to the organization. Stock options generally have vested over a four-year period, to encourage executive officers to continue their employment, and have had a ten-year term. Options are granted with an exercise price equal to the fair market value of Leadis common stock on the date of grant. Beginning in 2005, however, we are reducing the term of new options from ten years to six years. Other elements of the option grants remain the same. The only option grant made to a named executive in 2004, was an option granted to Mr. Hauck, the Company’s Vice President of Worldwide Sales, upon his commencement of employment in January 2004. The terms of Mr. Hauck’s option grant are reflected in the “Option Grants In Year Ended December 31, 2004” table on page 17.

Executive officers who hold less than 5% of our outstanding common stock are also eligible to participate in our 2004 Employee Stock Purchase Plan on the same basis as the Company’s other employees.

2004 Total Compensation for the Chief Executive Officer

The Committee designed a compensation plan for Steve Ahn, the Company’s Chief Executive Officer, consistent with that provided to the Company’s other executive officers. A significant portion of Dr. Ahn’s 2004 compensation consisted of a bonus payment based largely on Company performance. The Committee did not rely entirely on predetermined formulas or a limited set of criteria in evaluating Dr. Ahn’s performance. The Committee considered the Company’s financial performance, including revenue growth and profitability, among others; management’s overall accomplishments, including growth of the customer base, new products, and hiring, among others; and Dr. Ahn’s individual accomplishments.

The Committee designed a compensation package for Dr. Ahn that provides a competitive salary with the potential of significant bonus compensation in the event the Company performed well under his leadership. For

2004, Dr. Ahn’s annual salary level as Chief Executive Officer was $250,000 and his total bonus compensation was $92,500. Dr. Ahn did not receive an option grant in 2004 as he was awarded an option grant in December 2003.

Tax Treatment of Stock Options and Restricted Stock Purchase Rights

The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package that will preserve the deductibility of such payments for the company to the greatest extent possible. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. The Committee currently believes that Leadis should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

COMPENSATION COMMITTEE

Arati Prabhakar, Chair

Kenneth Goldman

Lip-BuTan

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee of the Board of Directors consists of Dr. Prabhakar, Mr. Goldman and Mr. Tan. No member of our compensation committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows a comparison of total stockholder return of an investment of $100 in cash on June 16, 2004, the date of our initial public offering, for:

•	Our common stock;

•	The Nasdaq Stock Market (U.S.); and

•	The Philadelphia Semiconductor Index.

Historic stock price performance is not necessarily indicative of future stock price performance.

This section is not “soliciting material,” and is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Employment, Severance and Change of Control Agreements,” above.

Director and Officer Indemnification

We have entered into indemnity agreements with our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Investor Rights Agreement

We and certain of our preferred stockholders entered into an agreement prior to our initial public offering pursuant to which these and other stockholders will have registration rights with respect to their shares of common stock. If we propose to register any of our securities under the Securities Act of 1933 either for our own account or for the accounts of other security holders, subject to certain conditions and limitations, the holders of registration rights will be entitled to include their shares of common stock in the registered offering. In addition, holders of registration rights may require us on not more than two occasions to file a registration statement under the Securities Act of 1933 with respect to their shares of common stock. Further, the holders of registration rights may require us to register their shares on Form S-3 if we are eligible to use this form. These rights terminate on the earlier of June 16, 2009 or, with respect to an individual holder, when such holder is able to sell all its shares pursuant to Rule 144 under the Securities Act in any three-month period. These registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares of our common stock included in the registration statement.

We believe that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of our board of directors, including a majority of independent and disinterested directors in these transactions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Leadis Technology, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, Leadis Technology, Inc. at 800 W. California Avenue, Suite 200, Sunnyvale, California 94086 or contact Investor Relations at (408) 331-8616. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Victor K. Lee
Victor K. Lee Secretary

April 29, 2005

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Investor Relations, Leadis Technology, Inc., 800 W. California Avenue, Suite 200, Sunnyvale, California 94086.

APPENDIX A

LEADIS TECHNOLOGY, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

ADOPTED MARCH 5, 2004

I.	PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of LEADIS TECHNOLOGY, INC. (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to: (i) the Company’s corporate accounting, financial reporting practices and audits of financial statements; (ii) the Company’s systems of internal accounting and financial controls; (iii) the quality and integrity of the Company’s financial statements and reports; and (iv) the qualifications, independence and performance of any firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). Prior to the date that the Company’s stock is registered under the Exchange Act (as defined below), the obligations and duties of the Committee shall be subject to the discretion of the Company as it deems necessary and appropriate.

II.	COMPOSITION AND MEETINGS

A. Composition. Until such time as the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Reporting Date”), the Committee shall consist of at least two (2) members of the Board. On and after the Reporting Date, the Committee shall consist of at least three (3) members of the Board. On and after the Reporting Date, no Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), including any exceptions permitted by such requirements. On and after the Reporting Date, each member shall meet such other qualifications for membership on an audit committee as Nasdaq may promulgate from time to time, including being able to read and understand fundamental financial statements at the time of appointment. On and after the Reporting Date, at least one member shall satisfy any applicable Nasdaq and SEC financial experience requirements as in effect from time to time. The members of the Committee and the Committee’s Chairperson shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board.

B. Meetings. The Committee will hold at least four (4) regular meetings per year and additional meetings as the Committee deems appropriate. Meetings may be called by the Chairperson of the Committee or the Chairman of the Board.

III.	MINUTES AND REPORTS

Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board.

IV.	AUTHORITY

The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, advice and assistance from internal and external legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

V.	RESPONSIBILITIES

The operation of the Committee will be subject to the provisions of the Bylaws of the Company and Delaware General Corporation Law, each as in effect from time to time. The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the Auditors and shall report the results of its activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new Auditors for the ensuing year.

2. Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid to the Auditors, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next meeting.

3. Approval of Non-Audit Services. Prior to the Reporting Date, to determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4. Audit Partner Rotation. On and after the Reporting Date, to monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules.

5. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. Audited Financial Statement Review. On and after the Reporting Date, to review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

7. Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the accounting principles, the reasonableness of significant judgments and estimates, any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

8. Quarterly Results. On and after the Reporting Date, to discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted auditing standards.

9. Accounting Principles and Policies. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

10. Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

11. Management Cooperation with Audit. To review with the Auditors any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

12. Management Letters. To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

13. Disagreements Between Auditors and Management. To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

14. Internal and Financial Reporting Controls. To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies.

15. Separate Sessions. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

16. Complaint Procedures. Prior to the Reporting Date, to establish procedures, when and as required by applicable laws and rules, or as otherwise deemed appropriate by the Committee, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17. Regulating and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

18. Related Party Transactions. Prior to the Reporting Date, to review and approve related-party transactions and review other issues arising under the Company’s Code of Conduct or similar policies as required by Nasdaq rules.

19. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

20. Proxy Report. On and after the Reporting Date, to prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

21. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

22. Report to Board. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

23. General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

The Auditors shall be ultimately accountable to the Committee, as representatives of the Company’s stockholders. It shall be management’s responsibility to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

LEADIS TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 24, 2005

The undersigned hereby appoints Sung Tae (“Steve”) Ahn and Victor Lee, and each of them, each with full power of substitution, to act as attorney and proxy for the undersigned to vote all shares of common stock of Leadis Technology, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the company’s offices located at 800 W. California Avenue, Suite 200, Sunnyvale, California, on Tuesday, May 24, 2005, at 2:00 p.m., and at any and all adjournments thereof, as follows:

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Leadis Technology, Inc. account online.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS STATED.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the nominees for director listed below and FOR Proposal 2, the ratification of the selection of independent registered public accounting firm.

Proposal 1: To elect two directors to hold office until the 2008 Annual Meeting of Stockholders.

Nominees:

01 James Plummer, Ph.D., 02 Lip-Bu Tan

FOR

WITHHELD

FOR ALL

Proposal 2: To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of Leadis Technology, Inc. for its fiscal year ending December 31, 2005.

FOR

AGAINST

ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt from Leadis Technology, Inc., prior to the execution of this Proxy, of a Notice of Meeting, a Proxy Statement and an Annual Report to Stockholders.

To withhold authority to vote for any nominee write such nominee’s name below:

Signature

Signature

Date